UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)
Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
150 Third Avenue South, Suite 900, Nashville, Tennessee		37201
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Performance Unit Awards.

Effective as of January 23, 2015, the Human Resources and Compensation Committee (the "Committee") granted those employees that are expected to be identified as the Company's "Named Executive Officers" in the Company's proxy statement for its 2015 annual meeting of shareholders (the "Named Executive Officers") performance units ("Performance Units") that will be settled in shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), based on the Company achieving performance goals for each of the fiscal years ending December 31, 2015, December 31, 2016 and December 31, 2017 (each such fiscal year is referred to herein as a "Performance Period") and thereafter remaining an employee of the Company for a one-year period following the end of the Performance Period.  The Performance Units were awarded pursuant to a form of Performance Unit Award Agreement adopted by the Committee (the "PSU Award Agreement").With respect to each Performance Period, the number of shares of Common Stock that a Named Executive Officer will be entitled to receive, if any, will be determined based on the Company's return on average tangible assets as calculated using the Company's audited results for the relevant Performance Period (exclusive of the impact of items described in more detail in the PSU Award Agreement).

The target and maximum number of shares that each Named Executive Officer will be entitled to receive pursuant to the PSU Award Agreement in each of the three Performance Periods are as follows:

Employee	Target Number of Shares That May Be Earned for Each Performance Period	Maximum Number of Shares That May Be Earned for Each Performance Period
M. Terry Turner	21,720	38,016
Robert A. McCabe, Jr.	20,608	36,058
Hugh M. Queener	5,291	9,259
Harold R. Carpenter	5,291	9,259
Harvey White	5,291	9,259

All Performance Units will be settled in shares of Common Stock as soon as practicable following the filing of the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2019, but in no event later than March 15, 2020, so long as the ratio of Pinnacle Bank's nonperforming assets to its loans plus other real estate owned (the "NPA Ratio") is less than a targeted ratio described in the PSU Award Agreement. In the event that the Named Executive Officer's employment terminates by reason of retirement, the Named Executive Officer shall be entitled to receive the number of Performance Units that would have been earned by the Named Executive Officer for the Performance Period in which the retirement occurred, with such Performance Units settling into shares of Common Stock following the calculation, and subject to the achievement, of the NPA Ratio as of December 31, 2019.

Any shares of Common Stock for which the performance targets or employment service period identified above are not met will be immediately forfeited and the award recipient will have no further rights with respect to such shares of Common Stock (including any dividends attributable thereto); provided, however, that if the Committee determines that an event has occurred which is outside the ordinary course and has impacted the NPA Ratio as of December 31, 2019, the Committee will have the right, in its sole and absolute discretion, to increase or decrease the NPA Ratio to reflect such event for purposes of determining whether the forfeiture restrictions with respect to such shares shall lapse.

No Named Executive Officer shall have voting rights with respect to the Performance Units prior to such units' settlement, if any, into shares of Common Stock.  The Performance Units may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such units have lapsed (including the achievement of the NPA Ratio), if at all.

Any dividends paid by the Company on shares of Common Stock while the Performance Units remain outstanding shall accrue for the benefit of the Named Executive but shall not be paid to such Named Executive Officer until such time as the shares of Common Stock issuable in settlement of the Performance Units shall be issued (and then only to the extent that the dividends are attributable to such shares).

In the event that a Change in Control (as defined in the PSU Award Agreement) occurs prior to the end of any Performance Period, the Committee shall determine, based on the Company's performance for any Performance Periods prior to such Change in Control, the number of Performance Units that would be expected to be earned by the Named Executive Officer for the remainder of the Performance Periods and the Named Executive Officer will be vested in the greater of such number of Performance Units and the number of Performance Units that the Named Executive Officer would earn based on "target" level of performance. Such Performance Units shall be settled in a like number of shares of Common Stock that shall not be subject to any further forfeiture restrictions.

The foregoing summary of the PSU Award Agreement is qualified in its entirety by reference to the form of PSU Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
2015 Cash Incentive Plan. On January 13, 2015, the Committee approved the Pinnacle Financial Partners, Inc. 2015 Annual Cash Incentive Plan (the "Plan"). Pursuant to the Plan, all employees of the Company compensated via a predetermined salary or hourly wage, including the Named Executive Officers, are eligible to receive cash incentive payments ranging from 10 percent to 125 percent of the participant's base salary in the event that Pinnacle Bank's ratio of classified assets to the sum of Pinnacle Bank's tier 1 risk-based capital and its allowance for loan losses (the "Classified Asset Ratio") is not more than a predetermined ratio and (i) the Company meets or exceeds (A) targeted levels of fully diluted earnings per share and (B) targeted levels of total revenue, expressed as the sum of the Company's net interest income plus noninterest income excluding gains (or losses) on the sale of investment securities (or any other unusual items as determined by the Committee), and (ii) in certain cases, the employee meets certain individual performance objectives. Each participant will be assigned an "award tier" based on their position within the Company, their experience level or other factors. Participant awards may be increased or decreased by the participant's performance evaluation for 2015 such that the participant's target award may be adjusted up or down based on their final performance rating.
The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01                          Financial Statements and Exhibits.

(d)            Exhibits

10.1            Form of Named Executive Officers 2015 Performance Unit Award Agreement

10.2            Pinnacle Financial Partners, Inc. 2015 Annual Cash Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By: /s/Harold R. Carpenter
Name: Harold R. Carpenter
Title: Executive Vice President and
Chief Financial Officer

Date:            January 27, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Named Executive Officers 2015 Performance Unit Award Agreement
10.2	Pinnacle Financial Partners, Inc. 2015 Annual Cash Incentive Plan